SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 1997

               ORANGE AND ROCKLAND UTILITIES, INC.
     (Exact name of Registrant as specified in its charter)

    Incorporated in New York  1-4315              13-1727729
    (State or Other           (Commission         (IRS Employer
    Jurisdiction of           File Number)        Identification
    Incorporation)                                Number)

        One Blue Hill Plaza, Pearl River, New York  10965
        (Address of principal executive offices)   (zipcode)

 Registrant's telephone number, including area code:  (914) 352-6000



Items 1. - 4.     Not Applicable.


Item 5.   Other Events

          NYPSC Settlement Agreement

          Reference is made to Item 3 Legal Proceedings of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 under the caption "Regulatory
     Matters: New York Competitive Opportunities Proceeding" for a discussion of the settlement negotiations regarding the Company's rate and restructuring filing in the New York Public Service Commission's ("NYSPC") Competitive Opportunities Proceeding.

          On March 25, 1997, the Company and the Staff of the NYPSC entered into a Settlement Agreement ("Agreement") in Case 96-E-0900, the case initiated by the NYPSC to examine the Company's filing in the NYPSC's Competitive Opportunities Proceeding. Additional parties to the Agreement are the New York State Department of Economic Development, the Industrial Energy Users Association, the National Association of Energy Services, Inc. and the Joint Supporters.

          The Agreement, which is subject to NYPSC approval, covers a four-year period commencing with NYPSC approval. Large industrial customers (defined as manufacturing and mining customers listed in the SC-9 Class) will have the opportunity to realize an average electric price of $.06/kwh beginning with the effective date of new rates. The rates of all other customers will be reduced in the first year by 1.09% and by another 1% effective one year later. The cumulative customer benefits over the four-year period are equal to approximately $37 million.

          The Agreement allows the Company to retain all earnings up to an 11.5% return on equity and provides that earnings in excess of 11.5% will be shared, with 50% to be used to write down generation assets, 25% to be credited to the Company's customers, and 25% to be retained by the Company's shareholders.

          The Agreement provides that full retail access to a competitive energy and capacity market will be available for all customers on or about May 1, 1999. The Company's existing PowerPick(TM) Program, for energy only, will be expanded to all customers on May 1, 1998. For large industrial customers, the PowerPick(TM) Program will be expanded in the summer of 1997.

          The Agreement provides that the Company will restructure to create a separate affiliated unregulated generation company, one or more unregulated energy services companies, and a regulated transmission/distribution company. Upon the commencement of retail access, the transmission/ distribution company will be the provider of last resort for all customers choosing to purchase basic energy services from it, for all those customers who do not choose an energy provider, and for those customers who purchase from other providers but who later return as customers purchasing power from the transmission and distribution company.

          The Agreement provides for recovery of above market generation costs through a Competitive Transition Charge ("CTC"), which will be in place for four years from May 1, 1999 or the commencement of retail competition, if later. Under the CTC, the first 10% variance (plus or minus) between market revenues and the Company's fixed cost of generation, using 1996 costs as the standard, will flow directly to transmission/distribution customers. Any variance beyond this threshold will be shared between the Company's shareholders (10%) and customers (90%). At the end of the four year CTC period, the market value of the Company's generation facilities (i.e., its Lovett and Bowline Point generating stations) will be determined. 80% of any difference between market and book value will be the responsibility of or for the benefit of customers; 20% of the difference will be the responsibility of or for the benefit of the Company's shareholders.

          A non-bypassable System Benefits Charge ("SBC") will be used to collect the costs of certain mandated public policy programs. In the Agreement, expenditure levels for SBC programs (e.g., research and development, energy efficiency, environmental protection, low income programs) initially will be covered in base rates and subsequently broken out in accordance with the unbundled rates approved by the NYPSC. Any increases in the spending levels for these programs above those currently included in rates will be recovered through the SBC.

          As part of the Agreement, the Company agreed that, following final NYPSC approval of the Agreement, the Company will withdraw from the pending appeal of the November 25, 1996 Decision and Order of the New York State Supreme Court denying the request of the Company, the six other New York State investor-owned electric utilities and the Energy Association of New York State to invalidate the May 20, 1996 Order of the NYPSC relating to the restructuring of the electric industry of New York State in the Competitive Opportunities Proceeding.

          The Agreement will be the subject of NYPSC examination to determine whether it is in the public interest. A NYPSC decision regarding the Agreement is anticipated by mid-1997. The Company is unable to predict whether the NYPSC will approve the Agreement.

          The Company believes that the Agreement will not adversely affect its eligibility to continue to apply Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation". If, contrary to the Company's view, such eligibility were adversely affected, it is expected that it would apply only to the unregulated parts of the business and that, given the mechanism for recovery in the Agreement, as described above, it is not expected there would be a material write-down of assets.


Item 6.   Not Applicable.

Item 7.   Financial Statements and Exhibits

                       Exhibit 10 -  Settlement Agreement
                       dated March 25, 1997 among the
                       Registrant, the New York State Department of Public Service, the New York State Department of Economic Development, the Industrial Energy Users Association, the National Association of Energy Services, Inc. and the Joint Supporters in Case 96-E-00900 - In the Matter of Orange and Rockland Utilities, Inc.'s Plans for Electric Rate/Restructuring Pursuant to Opinion No. 96-12.


Item 8.   Not Applicable.




                            SIGNATURE



       Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ORANGE AND ROCKLAND UTILITIES, INC.

                              By:    /s/Robert J. McBennett
                                 Robert J. McBennett
                                 Treasurer







Dated:   April 17, 1997


                          EXHIBIT INDEX




                                                  Page

Exhibit 10                                                 6

Settlement Agreement dated March 25, 1997 among the Registrant, the New York State Department of
Public Service, the New York State Department of
Economic Development, the Industrial Energy Users
Association, the National Association of Energy
Services, Inc. and the Joint Supporters in
Case 96-E-00900 - In the Matter of Orange and
Rockland Utilities, Inc.'s Plans for Electric
Rate/Restructuring Pursuant to Opinion No. 96-12.